UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2006

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 20, 2006, Lee Enterprises, Incorporated (the "Company") reported its results for the third fiscal quarter ended June 30, 2006. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

To supplement the Company's consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: non-GAAP earnings per share ("EPS") and operating cash flow. The Company's reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in the attached earnings release.

The Company believes the use of non-GAAP EPS provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by excluding expenses and expenditures related to the acquisition of Pulitzer Inc. that may not be indicative of its core business operating results and, except as noted in the release, are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing the Company's performance and in forecasting and analyzing future periods.

The Company believes that operating cash flow is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before depreciation and amortization. The Company also believes that this measure is one of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		99.1	Earnings Release – Third Quarter Ended June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: July 20, 2006	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Third Quarter Ended June 30, 2006

3

EXHIBIT 99.1 - News Release

201 N. Harrison St.

Davenport, IA 52801-1939

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for third fiscal quarter

DAVENPORT, Iowa (July 20, 2006) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share were 50 cents for its third fiscal quarter ended June 30, 2006, compared with 41 cents a year ago, reflecting unusual costs in both years related to the acquisition of Pulitzer Inc. in June 2005.

Transition costs and a re-evaluation of intangible assets related to the acquisition of Pulitzer reduced diluted earnings per common share from continuing operations by 11 cents in the current year quarter. In 2005, transition costs and loss on early extinguishment of debt reduced earnings by 17 cents. Earnings in both the current and prior year reflect the impact of stock compensation expense, which Lee has been recognizing since October 2002.

Mary Junck, chairman and chief executive officer, said: “Exceptionally strong online advertising, niche product growth and an improved showing in retail allowed us to deliver another good quarter and meet earnings expectations, adjusted for some unusual events. Revenue growth continues to vary widely region by region in a still-uneven economic climate, but our audience growth advances across the board. We’re driving larger online audiences while maintaining our solid circulation base, and in this past quarter 36 of our newspapers reported circulation gains. Meanwhile, a full year after the acquisition, we remain on course with Pulitzer and believe we’ve set the stage for future growth.”

On a reported basis, which includes the addition of Pulitzer for the full quarter in the current year and one month of Pulitzer in the previous year, advertising revenue for the quarter increased 40.6 percent from a year ago to $234.4 million, with growth of 35.9 percent in retail, 36.6 percent in classified and 86.7 percent in national. Online advertising revenue increased 105.5 percent, and niche advertising rose 38.9 percent. Circulation revenue increased 36.3 percent. Total operating revenue increased 38.2 percent to $301.1 million.

On a same property (1) basis, which excludes the impact of Pulitzer and other acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 1.8 percent from a year ago, with retail up 0.9 percent, classified down 0.4 percent, national down 8.0 percent and online advertising revenue up 44.3 percent. Circulation revenue increased 0.4 percent, and total operating revenue increased 1.3 percent.

Operating expenses, on a reported basis, excluding depreciation and amortization, increased 39.2 percent to $218.5 million for the quarter, also reflecting the acquisition of Pulitzer. Newsprint and ink expense increased 50.5 percent, compensation increased 32.2 percent, and other expenses increased 47.3 percent.

Same property expenses, excluding depreciation and amortization, increased 3.2 percent in the quarter, with newsprint and ink up 9.1 percent, compensation up 1.8 percent, and other operating expenses up 2.9 percent.

Operating cash flow (2) increased 35.5 percent to $82.6 million, including acquisitions and related costs. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, increased 21.3 percent to $59.1 million. Non-operating expenses, which include financial expense related to Pulitzer, totaled $22.0 million, compared with $19.2 million a year ago. As a result, income before income taxes increased 25.8 percent to $37.1 million. Net income increased 21.5 percent to $22.7 million.

YEAR TO DATE

For the nine months ended June, diluted earnings per common share total $1.32, compared with $1.41 a year ago.

Transition costs, an early retirement program and a re-evaluation of intangible assets related to the acquisition of Pulitzer reduced diluted earnings per common share by 25 cents in the current year. In 2005, transition costs and loss on early extinguishment of debt related to Pulitzer reduced earnings by 17 cents.

On a reported basis, including acquisitions, advertising revenue for the nine months increased 58.1 percent to $682.4 million, and total operating revenue increased 54.1 percent to $879.5 million. Operating expenses, excluding depreciation and amortization, rose 59.6 percent to $660.1 million. On a same property basis, advertising revenue increased 1.6 percent, total operating revenue increased 0.8 percent, and operating expenses, excluding depreciation and amortization, increased 3.2 percent.

Operating cash flow increased 39.7 percent, to $219.5 million. Operating income rose 29.5 percent to $162.7 million. Income before income taxes decreased 5.3 percent to $96.0 million. Net income decreased 6.0 percent to $59.9 million.

INTANGIBLE ASSETS

The Company, based on its most recent analysis and in conjunction with its ongoing requirement to assess the estimated useful lives of intangible assets, has concluded that the period of economic benefit of certain identified intangible assets related to the Pulitzer acquisition has decreased. As a result, the weighted-average useful life of customer lists will be decreased prospectively from approximately 21 years to 17 years.

The change in estimated useful life of such assets resulted in recognition of additional amortization expense of $0.5 million in the three months ended June 30, 2006, of which $0.1 million reduced equity in earnings of associated companies. The Company expects amortization expense to increase by approximately $1.4 million in the three months ending September 2006 and $5.5 million in its fiscal year ending September 2007. This change in non-cash amortization expense has no impact on the Company’s cash flows or debt covenants.

In the three months ended June 30, 2006, the Company also recorded a separate non-cash charge of $5.5 million to reduce the value of non-amortized masthead intangible assets of Pulitzer. Of that amount, $4.9 million is recorded in amortization expense and $0.6 million reduced equity in earnings of associated companies.

PULITZER COSTS

The following tables summarize the impact on earnings per diluted common share from unusual costs related to the Pulitzer acquisition:

	Three Months Ended June 30
	2006		2005
(Thousands, Except EPS Data)	Amount	Per Share	Amount	Per Share
Net income, as reported	$22,717	$0.50	$18,697	$0.41

Adjustments to net income:
Reduction of value of
identified intangible assets	5,526		-
Transition costs	1,677		1,439
Loss on extinguishment of debt	-		11,181
	7,203		12,620
Income tax benefit of
adjustments, net	(1,984)		(4,922)
	5,219	0.11	7,698	0.17
Net income, as adjusted	$27,936	$0.61	$26,395	$0.58

	Nine Months Ended June 30
(Thousands, Except EPS Data)	2006		2005
	Amount	Per Share	Amount	Per Share
Net income, as reported	$59,916	$1.32	$63,772	$1.41

Adjustments to net income:
Early retirement program	8,654		-
Reduction of value of
identified intangible assets	5,526		-
Transition costs	2,830		1,542
Loss on extinguishment of debt	-		11,181
	17,010		12,723
Income tax benefit of
adjustments, net	(5,662)		(4,939)
	11,348	0.25	7,784	0.17
Net income, as adjusted	$71,264	$1.57	$71,556	$1.58

Consolidated statements of income and selected balance sheet tables follow. Expanded tables with same property comparisons, as well as revenue statistics for June, are available at www.lee.net/financial.

Lee Enterprises is a premier publisher of local news, information and advertising in primarily midsize markets, with 52 daily newspapers and a joint interest in six others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee's newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites reach more than two million users, and Lee’s weekly publications have distribution of more than 4.5 million households. Lee’s newspapers include such markets as Napa, Calif.; Bloomington, Ill.; Billings, Mont.; Madison, Wis.; and St. Louis, Mo. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30			Nine Months Ended June 30
(Thousands, Except EPS Data)	2006	2005	%	2006	2005	%
Advertising revenue:
Retail	$122,019	$89,778	35.9%	$365,489	$241,882	51.1%
National	13,875	7,432	86.7	45,687	19,689	132.0
Classified:
Daily newspapers:
Employment	24,041	16,858	42.6	66,984	39,942	67.7
Automotive	15,975	12,611	26.7	44,790	31,707	41.3
Real estate	16,513	12,199	35.4	46,817	30,174	55.2
All other	10,843	7,925	36.8	29,237	19,073	53.3
Other publications	16,103	11,497	40.1	44,335	28,225	57.1
Total classified	83,475	61,090	36.6	232,163	149,121	55.7
Online	10,464	5,091	105.5	26,433	11,667	126.6
Niche publications	4,608	3,318	38.9	12,662	9,251	36.9
Total advertising revenue	234,441	166,709	40.6	682,434	431,610	58.1
Circulation	51,849	38,040	36.3	154,790	102,298	51.3
Commercial print	6,213	5,464	13.7	17,865	15,971	11.9
Online services & other	8,596	7,642	12.5	24,418	20,755	17.6
Total operating revenue	301,099	217,855	38.2	879,507	570,634	54.1
Operating expenses:
Compensation	112,585	85,173	32.2	341,209	227,856	49.7
Newsprint and ink	32,324	21,478	50.5	93,716	54,371	72.4
Other operating expenses	71,939	48,845	47.3	213,646	129,767	64.6
Transition costs	1,677	1,439	16.5	2,830	1,542	83.5
Early retirement program	-	-	-	8,654	-	NM
Operating expenses, excluding
depreciation and amortization	218,525	156,935	39.2	660,055	413,536	59.6
Operating cash flow(2)	82,574	60,920	35.5	219,452	157,098	39.7
Depreciation	8,854	6,387	38.6	25,450	16,497	54.3
Amortization	19,437	9,067	114.4	47,421	22,037	115.2
Equity in earnings of associated companies:
Tucson partnership	2,621	998	162.6	10,309	998	933.0
Madison Newspapers	2,226	2,278	(2.3)	5,858	6,539	(10.4)
Other	-	-	-	-	(381)	NM
Operating income	59,130	48,742	21.3	162,748	125,720	29.5
Non-operating income:
Financial income	1,579	1,009	56.5	4,545	1,476	207.9
Financial expense	(23,567)	(9,044)	160.6	(71,298)	(14,630)	387.3
Loss on early extinguishment of debt	-	(11,181)	NM	-	(11,181)	NM
Other, net	-	7	NM	-	(58)	NM
	(21,988)	(19,209)	14.5	(66,753)	(24,393)	173.7
Income before income taxes	37,142	29,533	25.8	95,995	101,327	(5.3)
Income tax expense	14,056	10,691	31.5	35,187	37,410	(5.9)

Minority interest	369	145	NM	892	145	NM
Net income	$22,717	$18,697	21.5%	$59,916	$63,772	(6.0)%
Earnings per common share:
Basic	$0.50	$0.41	22.0%	$1.32	$1.41	(6.4)%
Diluted	0.50	0.41	22.0	1.32	1.41	(6.4)
Average common shares:
Basic	45,488	45,156		45,380	45,090
Diluted	45,602	45,374		45,509	45,311

SELECTED BALANCE SHEET INFORMATION
				June 30
(Thousands)				2006	2005
Cash				$11,288	$50,529
Restricted cash and investments				92,310	77,310
Debt (principal amount)				1,581,000	1,758,000

NOTES:

(1)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc., in which Lee owns a 50% share. It is reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP financial measure. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release.

(3)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(4)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100